PBF Energy Announces Second Quarter 2022 Results

•Second quarter income from operations of $1,706.6 million (excluding special items, second quarter income from operations of $1,784.2 million)
•Reduced consolidated debt by more than $2.2 billion including a $900 million revolving credit facility repayment, $45 million debt reduction at PBF Logistics and the redemption of $1.25 billion senior secured notes on July 11, 2022
•Net debt to capitalization reduced to 24% versus 59% at year-end 2021, excluding special items
•PBF Energy Announces Agreement to Acquire Remaining Public Stake in PBF Logistics LP

PARSIPPANY, NJ - July 28, 2022 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2022 income from operations of $1,706.6 million as compared to income from operations of $147.5 million for the second quarter of 2021. Excluding special items, second quarter 2022 income from operations was $1,784.2 million as compared to a loss from operations of $120.5 million for the second quarter of 2021. PBF Energy's financial results reflect the consolidation of PBF Logistics LP (NYSE: PBFX), a master limited partnership of which PBF Energy indirectly owns the general partner and approximately 48% of the limited partner interests as of quarter-end.

The company reported second quarter 2022 net income of $1,235.8 million and net income attributable to PBF Energy Inc. of $1,203.7 million or $9.65 per share. This compares to net income of $69.9 million, and net income attributable to PBF Energy Inc. of $47.9 million or $0.39 per share for the second quarter 2021. Non-cash special items included in the second quarter 2022 results, which decreased net income by a net, after-tax expense of $116.5 million, or $0.93 per share, consisted of a change in the tax receivable agreement liability, a change in fair value of the contingent consideration associated with earn-out provisions related primarily to the Martinez Acquisition, a net tax benefit on remeasurement of deferred tax assets and a gain on the extinguishment of debt related to the repurchase of a portion of our outstanding unsecured notes. Adjusted fully-converted net income for the second quarter 2022, excluding special items, was $1,329.2 million, or $10.58 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss of $152.6 million or $(1.26) per share, for the second quarter 2021.

Tom Nimbley, PBF Energy's Chairman and CEO, said, “PBF's second quarter results reflect the impact of tight global supply and surging, post-pandemic demand. Our strong financial results are allowing us to accelerate the repayment of debt we incurred during the pandemic and continue actions to strengthen our balance sheet.”

Mr. Nimbley concluded, “We operated well during the second quarter and completed the bulk of our 2022 planned turnaround activity in the first half of the year. We see demand remaining strong even in the face of economic uncertainty. Global product inventories remain low and refineries are running at high utilization to keep pace with demand. We expect that with a solid operating performance, PBF will be able to generate incremental free cash flow that can be used to further strengthen our balance sheet and reward our investors.”

Strategic Update and Outlook
PBF is committed to recovering from the effects of the pandemic and evolving into a more resilient and diversified company moving forward. Over the last year and half, we have reduced consolidated debt by over $2.6 billion including the July 11, 2022 redemption of the 9.25% Senior Secured Notes due 2025. Our unsecured debt is now below pre-pandemic levels after over $250 million of open-market purchases at a discount to face-value. We believe these measures provide significant value to shareholders in the near-term and, more importantly, provide long-term value through a strong balance sheet supported by increased cash flow.

PBF continues to advance our project for a renewable fuels production facility co-located at the Chalmette refinery. This strategically valuable project represents an initial step in PBF's pursuit of producing sustainable fuels. During the second quarter of 2022, we invested approximately $52 million to continue to progress and incubate the project with the goal of being in production in the first half of 2023. Concurrent with our activities to progress the project, we are continuing discussions with potential strategic and financial partners.

As always, the safety and reliability of our core operations are paramount. We continue to invest in all of our assets and expect full-year 2022 refining capital expenditures in the $500 to $550 million range, which includes advanced purchases of material for future turnarounds. Our annual maintenance, environmental, regulatory and safety capital expenditures are consistently in the $150 to $200 million range. For the second half of 2022, we expect to incur turnaround-related capital expenditures of approximately $100 to $125 million.

Expected throughput ranges (barrels per day)
	Third Quarter 2022		Full-year 2022
	Low	High	Low	High
East Coast	295,000	315,000	270,000	290,000
Mid-continent	160,000	170,000	150,000	160,000
Gulf Coast	180,000	190,000	175,000	185,000
West Coast	290,000	310,000	300,000	320,000
Total	925,000	985,000	895,000	955,000

PBF Energy Inc. and PBF Logistics LP today announced a definitive merger agreement and plan of merger pursuant to which PBF Energy will acquire all of the outstanding common units of PBF Logistics it does not already own directly or indirectly for a combination of PBF Energy Class A common stock and cash. PBF Energy beneficially owns approximately 48% of the outstanding common units of PBF Logistics as of July 28, 2022. For additional information on this transaction please refer to the separate joint press release published today.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items and Adjusted EBITDA. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, July 28, 2022, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company's filings with the SEC, as well as the risks disclosed in PBF Logistics LP's SEC filings and any impact PBF Logistics LP may have on the company's credit rating, cost of funds, employees, customers and vendors; risks related to the merger with PBFX, including the risk that the transaction is not consummated during the expected timeframe, or at all; the effects related to or resulting from Russia's military action in Ukraine, including the imposition of additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environment; the supply, demand, prices and other market conditions for our products or crude oil; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; our ability to make, and realize the benefits from, acquisitions or investments, including in renewable diesel productions, on any announced time frame or at all; the continued effect of the COVID-19 pandemic and related governmental and consumer responses; the impact of market conditions on demand for the balance of 2022; and the impact of adverse market conditions affecting the company, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the company. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. also currently indirectly owns the general partner and approximately 48% of the limited partnership interest of PBF Logistics LP (NYSE:PBFX).

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	$14,077.7	$6,897.9	$23,219.4	$11,822.7

Cost and expenses:
Cost of products and other	11,380.5	6,100.7	19,586.7	10,291.7
Operating expenses (excluding depreciation and amortization expense as reflected below)	637.6	483.8	1,258.0	965.1
Depreciation and amortization expense	120.1	111.6	238.4	225.7
Cost of sales	12,138.2	6,696.1	21,083.1	11,482.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	153.2	55.0	206.7	102.8
Depreciation and amortization expense	1.9	3.3	3.8	6.7
Change in fair value of contingent consideration	77.6	(4.0)	127.9	26.1
Loss (gain) on sale of assets	0.2	—	0.3	(0.6)
Total cost and expenses	12,371.1	6,750.4	21,421.8	11,617.5
Income from operations	1,706.6	147.5	1,797.6	205.2
Other income (expense):
Interest expense, net	(85.5)	(80.8)	(163.9)	(161.1)
Change in Tax Receivable Agreement liability	(267.2)	—	(286.5)	—
Change in fair value of catalyst obligations	7.2	5.8	2.3	(4.2)
Gain on extinguishment of debt	3.8	—	3.8	—
Other non-service components of net periodic benefit cost	2.2	1.9	4.4	3.9
Income before income taxes	1,367.1	74.4	1,357.7	43.8
Income tax expense (benefit)	131.3	4.5	125.2	(3.9)
Net income	1,235.8	69.9	1,232.5	47.7
Less: net income attributable to noncontrolling interests	32.1	22.0	49.9	41.1
Net income attributable to PBF Energy Inc. stockholders	$1,203.7	$47.9	$1,182.6	$6.6

Net income available to Class A common stock per share:
Basic	$9.93	$0.40	$9.78	$0.05
Diluted	$9.65	$0.39	$9.58	$0.05
Weighted-average shares outstanding-basic	121,268,354	120,230,133	120,886,059	120,211,219
Weighted-average shares outstanding-diluted	125,658,046	121,916,175	124,411,545	121,687,236

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$1,212.7	$48.2	$1,191.6	$6.6
Adjusted fully-converted net income per fully exchanged, fully diluted share	$9.65	$0.39	$9.58	$0.05
Adjusted fully-converted shares outstanding - diluted (Note 6)	125,658,046	121,916,175	124,411,545	121,687,236

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income attributable to PBF Energy Inc. stockholders	$1,203.7	$47.9	$1,182.6	$6.6
Less: Income allocated to participating securities	—	—	—	—
Income available to PBF Energy Inc. stockholders - basic	1,203.7	47.9	1,182.6	6.6
Add: Net income attributable to noncontrolling interest (Note 2)	12.2	0.4	12.2	—
Less: Income tax expense (Note 3)	(3.2)	(0.1)	(3.2)	—
Adjusted fully-converted net income	$1,212.7	$48.2	$1,191.6	$6.6
Special items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(264.0)	—	(669.6)
Add: Change in fair value of contingent consideration	77.6	(4.0)	127.9	26.1
Add: Gain on extinguishment of debt	(3.8)	—	(3.8)	—
Add: Change in Tax Receivable Agreement liability	267.2	—	286.5	—
Add: Net tax benefit on remeasurement of deferred tax assets	(136.2)	(4.1)	(123.4)	(2.4)
Less: Recomputed income tax on special items (Note 3)	(88.3)	71.3	(106.3)	171.2
Adjusted fully-converted net income (loss) excluding special items	$1,329.2	$(152.6)	$1,372.5	$(468.1)

Weighted-average shares outstanding of PBF Energy Inc.	121,268,354	120,230,133	120,886,059	120,211,219
Conversion of PBF LLC Series A Units (Note 5)	923,334	994,138	925,649	986,834
Common stock equivalents (Note 6)	3,466,358	691,904	2,599,837	489,183
Fully-converted shares outstanding - diluted	125,658,046	121,916,175	124,411,545	121,687,236

Adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 6)	$9.65	$0.39	$9.58	$0.05

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$10.58	$(1.26)	$11.03	$(3.87)

	Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS	June 30,		June 30,
	2022	2021	2022	2021
Income from operations	$1,706.6	$147.5	$1,797.6	$205.2
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(264.0)	—	(669.6)
Add: Change in fair value of contingent consideration	77.6	(4.0)	127.9	26.1
Income (loss) from operations excluding special items	$1,784.2	$(120.5)	$1,925.5	$(438.3)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2022	2021	2022	2021

Net income	$1,235.8	$69.9	$1,232.5	$47.7
Add: Depreciation and amortization expense	122.0	114.9	242.2	232.4
Add: Interest expense, net	85.5	80.8	163.9	161.1
Add: Income tax expense (benefit)	131.3	4.5	125.2	(3.9)
EBITDA	$1,574.6	$270.1	$1,763.8	$437.3
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	(264.0)	—	(669.6)
Add: Change in fair value of contingent consideration	77.6	(4.0)	127.9	26.1
Add: Gain on extinguishment of debt	(3.8)	—	(3.8)	—
Add: Change in Tax Receivable Agreement liability	267.2	—	286.5	—
EBITDA excluding special items	$1,915.6	$2.1	$2,174.4	$(206.2)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2022	2021	2022	2021

EBITDA	$1,574.6	$270.1	$1,763.8	$437.3
Add: Stock-based compensation	10.3	10.4	18.0	17.8
Add: Change in fair value of catalyst obligations	(7.2)	(5.8)	(2.3)	4.2
Add: Non-cash LCM inventory adjustment (Note 4)	—	(264.0)	—	(669.6)
Add: Change in fair value of contingent consideration (Note 4)	77.6	(4.0)	127.9	26.1
Add: Gain on extinguishment of debt (Note 4)	(3.8)	—	(3.8)	—
Add: Change in Tax Receivable Agreement liability (Note 4)	267.2	—	286.5	—
Adjusted EBITDA	$1,918.7	$6.7	$2,190.1	$(184.2)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	June 30,	December 31,
	2022	2021
Balance Sheet Data:
Cash and cash equivalents	$2,174.3	$1,341.5
Inventories	2,976.3	2,505.1
Total assets	13,975.7	11,641.4
Total debt	3,269.3	4,295.8
Total equity	3,786.5	2,532.8
Total equity excluding special items (Note 4, 13)	$3,505.9	$2,071.3

Total debt to capitalization ratio (Note 13)	46%	63%
Total debt to capitalization ratio, excluding special items (Note 13)	48%	67%
Net debt to capitalization ratio (Note 13)	22%	54%
Net debt to capitalization ratio, excluding special items (Note 13)	24%	59%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows provided by operating activities	$2,269.0	$64.7
Cash flows used in investing activities	(436.9)	(139.6)
Cash flows used in financing activities	(999.3)	(54.9)
Net change in cash and cash equivalents	832.8	(129.8)
Cash and cash equivalents, beginning of period	1,341.5	1,609.5
Cash and cash equivalents, end of period	$2,174.3	$1,479.7

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended June 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$14,064.0	$93.4	$—	$(79.7)	$14,077.7
Depreciation and amortization expense	111.0	9.1	1.9	—	122.0
Income (loss) from operations	1,883.4	49.3	(226.1)	—	1,706.6
Interest expense, net	5.5	10.2	69.8	—	85.5
Capital expenditures	207.4	1.7	2.3	—	211.4

	Three Months Ended June 30, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$6,883.2	$89.8	$—	$(75.1)	$6,897.9
Depreciation and amortization expense	102.3	9.3	3.3	—	114.9
Income (loss) from operations	146.8	47.8	(47.1)	—	147.5
Interest expense, net	1.7	10.7	68.4	—	80.8
Capital expenditures	75.2	2.2	1.7	—	79.1

	Six Months Ended June 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$23,192.2	$182.8	$—	$(155.6)	$23,219.4
Depreciation and amortization expense	219.8	18.6	3.8	—	242.2
Income (loss) from operations	2,029.5	95.7	(327.6)	—	1,797.6
Interest expense, net	8.6	20.3	135.0	—	163.9
Capital expenditures	430.5	3.1	3.3	—	436.9

	Six Months Ended June 30, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$11,796.4	$177.3	$—	$(151.0)	$11,822.7
Depreciation and amortization expense	207.0	18.7	6.7	—	232.4
Income (loss) from operations	232.7	95.7	(123.2)	—	205.2
Interest expense, net	3.5	21.4	136.2	—	161.1
Capital expenditures	133.3	3.5	2.8	—	139.6

	Balance at June 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$13,069.3	$867.0	$86.7	$(47.3)	$13,975.7

	Balance at December 31, 2021
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$10,753.3	$901.3	$48.5	$(61.7)	$11,641.4

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 9)	2022	2021	2022	2021
Dated Brent crude oil	$113.93	$68.87	$107.84	$65.08
West Texas Intermediate (WTI) crude oil	$108.77	$66.19	$101.99	$62.22
Light Louisiana Sweet (LLS) crude oil	$110.33	$68.05	$103.91	$64.22
Alaska North Slope (ANS) crude oil	$112.17	$68.58	$104.15	$64.89
Crack Spreads:
Dated Brent (NYH) 2-1-1	$55.26	$17.40	$38.47	$14.77
WTI (Chicago) 4-3-1	$44.53	$18.84	$31.24	$15.26
LLS (Gulf Coast) 2-1-1	$50.39	$15.87	$37.27	$13.99
ANS (West Coast-LA) 4-3-1	$53.56	$21.28	$43.20	$18.56
ANS (West Coast-SF) 3-2-1	$56.14	$21.21	$42.76	$17.13
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$5.16	$2.68	$5.85	$2.86
Dated Brent less Maya (heavy, sour)	$9.99	$4.72	$11.11	$5.25
Dated Brent less WTS (sour)	$5.64	$2.41	$6.19	$2.34
Dated Brent less ASCI (sour)	$8.75	$3.13	$8.69	$2.95
WTI less WCS (heavy, sour)	$18.52	$13.09	$16.96	$12.61
WTI less Bakken (light, sweet)	$(3.97)	$0.23	$(3.73)	$0.35
WTI less Syncrude (light, sweet)	$(4.38)	$1.24	$(2.03)	$1.17
WTI less LLS (light, sweet)	$(1.56)	$(1.86)	$(1.92)	$(2.00)
WTI less ANS (light, sweet)	$(3.40)	$(2.39)	$(2.16)	$(2.67)
Natural gas (dollars per MMBTU)	$7.50	$2.98	$6.04	$2.85

Key Operating Information
Production (barrels per day ("bpd") in thousands)	958.8	894.5	901.6	824.6
Crude oil and feedstocks throughput (bpd in thousands)	942.2	874.2	887.7	810.4
Total crude oil and feedstocks throughput (millions of barrels)	85.8	79.6	160.7	146.7
Consolidated gross margin per barrel of throughput	$22.61	$2.53	$13.30	$2.31
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$30.41	$5.62	$21.54	$4.72
Refinery operating expense, per barrel of throughput (Note 11)	$7.16	$5.81	$7.53	$6.29
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	31%	36%	33%	36%
Medium	34%	25%	33%	28%
Light	20%	23%	19%	21%
Other feedstocks and blends	15%	16%	15%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	47%	54%	48%	54%
Distillates and distillate blendstocks	36%	29%	35%	30%
Lubes	1%	1%	1%	1%
Chemicals	1%	2%	2%	2%
Other	17%	16%	16%	15%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	291.0	251.1	277.9	245.9
Crude oil and feedstocks throughput (bpd in thousands)	292.1	250.0	277.7	246.4
Total crude oil and feedstocks throughput (millions of barrels)	26.6	22.8	50.3	44.7
Gross margin per barrel of throughput	$23.08	$9.80	$13.11	$4.65
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$30.55	$4.19	$21.36	$3.35
Refinery operating expense, per barrel of throughput (Note 11)	$6.13	$5.09	$6.70	$5.49
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	26%	26%	28%	26%
Medium	46%	32%	39%	36%
Light	10%	22%	11%	16%
Other feedstocks and blends	18%	20%	22%	22%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	38%	44%	40%	44%
Distillates and distillate blendstocks	40%	33%	38%	33%
Lubes	3%	2%	2%	2%
Chemicals	1%	2%	1%	2%
Other	18%	19%	19%	19%
Total yield	100%	100%	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	164.9	153.4	152.0	136.6
Crude oil and feedstocks throughput (bpd in thousands)	161.7	150.4	149.3	133.9
Total crude oil and feedstocks throughput (millions of barrels)	14.7	13.7	27.0	24.2
Gross margin per barrel of throughput	$23.14	$14.21	$12.64	$11.45
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$30.24	$7.26	$20.35	$6.35
Refinery operating expense, per barrel of throughput (Note 11)	$5.63	$4.66	$6.10	$5.16
Crude and feedstocks (% of total throughput) (Note 12):
Medium	34%	32%	37%	37%
Light	65%	66%	60%	61%
Other feedstocks and blends	1%	2%	3%	2%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%	55%	51%	57%
Distillates and distillate blendstocks	36%	31%	36%	31%
Chemicals	5%	5%	5%	5%
Other	12%	11%	10%	9%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	203.5	178.8	184.9	169.1
Crude oil and feedstocks throughput (bpd in thousands)	199.5	174.6	181.4	164.4
Total crude oil and feedstocks throughput (millions of barrels)	18.2	15.9	32.8	29.7
Gross margin per barrel of throughput	$18.33	$(4.46)	$12.20	$(0.69)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$24.48	$4.82	$18.88	$5.11
Refinery operating expense, per barrel of throughput (Note 11)	$5.21	$4.73	$5.84	$5.03
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	18%	14%	17%	11%
Medium	39%	37%	41%	40%
Light	28%	25%	29%	28%
Other feedstocks and blends	15%	24%	13%	21%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	43%	47%	42%	47%
Distillates and distillate blendstocks	36%	33%	38%	34%
Chemicals	2%	2%	1%	2%
Other	21%	20%	21%	20%
Total yield	102%	102%	102%	103%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	299.4	311.2	286.8	273.0
Crude oil and feedstocks throughput (bpd in thousands)	288.9	299.2	279.3	265.7
Total crude oil and feedstocks throughput (millions of barrels)	26.3	27.2	50.6	48.1
Gross margin per barrel of throughput	$22.71	$(7.34)	$12.43	$(4.84)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$34.49	$6.47	$24.05	$4.92
Refinery operating expense, per barrel of throughput (Note 11)	$10.39	$7.62	$10.21	$8.38
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	64%	74%	65%	78%
Medium	19%	10%	20%	8%
Other feedstocks and blends	17%	16%	15%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	56%	66%	57%	65%
Distillates and distillate blendstocks	32%	24%	30%	24%
Other	16%	14%	16%	14%
Total yield	104%	104%	103%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2022		June 30, 2021
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$14,077.7	$164.15	$6,897.9	$86.70
Less: Cost of sales	12,138.2	141.54	6,696.1	84.17
Consolidated gross margin	$1,939.5	$22.61	$201.8	$2.53
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$1,939.5	$22.61	$201.8	$2.53
Add: PBFX operating expense	28.3	0.33	25.4	0.32
Add: PBFX depreciation expense	9.1	0.11	9.3	0.12
Less: Revenues of PBFX	(93.4)	(1.09)	(89.8)	(1.13)
Add: Refinery operating expense	613.8	7.16	462.3	5.81
Add: Refinery depreciation expense	110.9	1.29	102.3	1.29
Gross refining margin	$2,608.2	$30.41	$711.3	$8.94
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	—	(264.0)	(3.32)
Gross refining margin excluding special items	$2,608.2	$30.41	$447.3	$5.62

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$23,219.4	$144.52	$11,822.7	$80.61
Less: Cost of sales	21,083.1	131.22	11,482.5	78.30
Consolidated gross margin	$2,136.3	$13.30	$340.2	$2.31
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$2,136.3	$13.30	$340.2	$2.31
Add: PBFX operating expense	57.6	0.36	50.4	0.35
Add: PBFX depreciation expense	18.6	0.12	18.7	0.14
Less: Revenues of PBFX	(182.8)	(1.14)	(177.3)	(1.21)
Add: Refinery operating expense	1,209.4	7.53	922.5	6.29
Add: Refinery depreciation expense	219.8	1.37	207.0	1.41
Gross refining margin	$3,458.9	$21.54	$1,361.5	$9.29
Special Items (Note 4):
Add: Non-cash LCM inventory adjustment	—	—	(669.6)	(4.57)
Gross refining margin excluding special items	$3,458.9	$21.54	$691.9	$4.72

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy's Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 25.9% and 26.6% for the 2022 and 2021 periods, respectively, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the three and six months ended June 30, 2022 and 2021 relate to LCM inventory adjustments, change in fair value of contingent consideration, gain on extinguishment of debt, changes in the Tax Receivable Agreement liability, and net tax benefit on the remeasurement of deferred tax assets, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period.

The following table includes the LCM inventory reserve as of each date presented (in millions):

			2022	2021
January 1,			$—	$669.6
March 31,			—	264.0
June 30,			—	—

The following table includes the corresponding impact of changes in the LCM inventory reserve on income from operations and net income for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
Net LCM inventory adjustment benefit in income from operations	$—	$264.0	$—	$669.6
Net LCM inventory adjustment benefit in net income	—	193.8	—	491.5

Change in Fair Value of Contingent Consideration - During the three months ended June 30, 2022, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which decreased income from operations and net income by $77.6 million and $57.5 million, respectively. During the six months ended June 30, 2022, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent Consideration, which decreased income from operations and net income by $127.9 million and $94.8 million, respectively. During the three months ended June 30, 2021, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent Consideration which increased income from operations and net income by $4.0 million and $2.9 million, respectively. During the six months ended June 30, 2021, we recorded a change in fair value of the contingent consideration primarily related to the Martinez Contingent consideration which decreased income from operations and net income by $26.1 million and $19.2 million, respectively.

Gain on Extinguishment of debt - During the three and six months ended June 30, 2022, we recorded a pre-tax gain on extinguishment of debt related to the repurchase of a portion of the 6.00% senior unsecured notes due 2028 and the 7.25% senior unsecured notes due 2025, which increased income before income taxes and net income by $3.8 million and $2.8 million, respectively. There was no such gain during the three and six months ended June 30, 2021.

Change in Tax Receivable Agreement liability - During the three months ended June 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $267.2 million and $198.0 million, respectively. During the six months ended June 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $286.5 million and $212.3 million, respectively. There was no change to the Tax Receivable Agreement liability during any of the other periods presented. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in our obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net Tax Benefit on Remeasurement of Deferred Tax Assets - During the three and six months ended June 30, 2022, we recorded a decrease to our deferred tax valuation allowance of $205.4 million and of $197.6 million, respectively, in accordance with ASC 740, of which $136.2 million and $123.4 million, respectively, related to a tax benefit associated to the remeasurement of deferred tax assets and the balance related to our net changes in the Tax Receivable Agreement liability. During the three and six months ended June 30, 2021, we recorded a decrease to our deferred tax valuation allowance related to the remeasurement of deferred tax assets of $4.1 million and $2.4 million, respectively, in accordance with ASC 740.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2022 and 2021, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 3,539,238 and 7,934,448 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and six months ended June 30, 2022, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 11,091,279 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and six months ended June 30, 2021, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, the non-cash change in the fair value of catalyst obligations, the write down of inventory to the LCM, changes in the liability for Tax Receivable Agreement due to factors out of our control, such as changes in tax rates, change in the fair value of contingent consideration and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2022, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), a growth-oriented master limited partnership which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2022	2021
	(in millions)
Total debt	$3,269.3	$4,295.8
Total equity	3,786.5	2,532.8
Total capitalization	$7,055.8	$6,828.6

Total debt	$3,269.3	$4,295.8
Total equity excluding special items	3,505.9	2,071.3
Total capitalization excluding special items	$6,775.2	$6,367.1

Total equity	$3,786.5	$2,532.8
Special Items (Note 4)
Add: Non-cash LCM inventory adjustments	—	—
Add: Change in fair value of contingent consideration	66.6	(61.3)
Add: Gain on sale of hydrogen plants	(471.1)	(471.1)
Add: Gain on Torrance land sales	(87.8)	(87.8)
Add: Impairment expense	98.8	98.8
Add: LIFO inventory decrement	83.0	83.0
Add: Turnaround acceleration costs	56.2	56.2
Add: Severance and reconfiguration costs	30.0	30.0
Add: Early railcar return expense	64.8	64.8
Add: Gain on extinguishment of debt	(36.0)	(32.2)
Add: Change in Tax Receivable Agreement liability	(329.1)	(615.6)
Less: Recomputed income taxes on special items	125.5	231.8
Add: Net tax expense on remeasurement of deferred tax assets	98.3	221.7
Add: Net tax expense on TCJA related special items	20.2	20.2
Net equity impact related to special items	(280.6)	(461.5)
Total equity excluding special items	$3,505.9	$2,071.3

Total debt	$3,269.3	$4,295.8
Less: Cash and cash equivalents	2,174.3	1,341.5
Net Debt	$1,095.0	$2,954.3

Total debt to capitalization ratio	46%	63%
Total debt to capitalization ratio, excluding special items	48%	67%
Net debt to capitalization ratio	22%	54%
Net debt to capitalization ratio, excluding special items	24%	59%